Exhibit 99.1

EARNINGS RELEASE

By: Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACT:	R. Jordan Gates
Chief Financial Officer
	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES NET EARNINGS INCREASE OF 53%

SEATTLE, WASHINGTON — August 1, 2006, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings of $56,329,000 for the second quarter of 2006, compared with $36,698,000(1) for the same quarter of 2005, an increase of 53%.  Net revenues for the second quarter of 2006 increased 25% to $313,570,000 as compared with $250,660,000 reported for the second quarter of 2005.  Total revenues and operating income were $1,129,324,000 and $88,803,000 in 2006 compared with $927,999,000 and $58,729,000(1) for the same quarter of 2005, increases of 22% and 51%, respectively.  Diluted net earnings per share for the second quarter were $.25 as compared with $.17 for the same quarter in 2005, an increase of 47%.  The company also reported that same store net revenues and operating income increased 25% and 51%, respectively, for the second quarter of 2006 when compared with 2005.

For the six months ended June 30, 2006, net earnings rose to $108,681,000 from $67,744,000(1) in 2005, an increase of 60%. Net revenues for the six months increased to $609,767,000 from $481,343,000 for 2005, up 27%. Total revenues and operating income for the six months were $2,153,916,000 and $174,204,000 in 2006 compared with $1,753,163,000 and $109,177,000(1) for the same period in 2005, increases of 23% and 60%, respectively.  Diluted net earnings per share for the first two quarters of 2006 were $.49 as compared with $.31 for the same period of 2005, an increase of 58%. Same store net revenues and operating income increased 26% and 59%, respectively, for the six months ended June 30, 2006 when compared with same period of 2005.

“You take results like these any time you can get them.” commented Peter J. Rose, Chairman and Chief Executive Officer.   “The second quarter of 2006 was strong across the board.  We remain encouraged by the degree that our operational productivity and efficiency initiatives continue to allow us to increase business volumes without a commensurate increase in operating costs.  We were also pleased to see our fee-based ocean products—order management and ocean forwarding, - making year over year gains — this is something that we haven’t seen in quite some time.”

“Our culture makes customer service and profitability management the focus of each and every employee.  Placing this responsibility beyond the purview of a small group empowers those who are most able to execute and deliver.” Rose continued.  “The combined efforts of every individual from the most senior District Manager to the newest runner determines how we deliver customer service and how well we generate profits.  Our results reflect the fact that our employees understand the culture, live it and improve upon it, each and every day.  To paraphrase Robert Frost, that makes all the difference” Rose concluded.

Expeditors is a global logistics company.  Headquartered in Seattle, Washington, the company employs trained professionals in 167 offices and 56 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

(1)             In accordance with the provisions of FAS 123R, the Company has elected to apply the modified retrospective method to prior year’s reported numbers.  The Modified Retrospective Method calls for prior reported numbers to be adjusted to reflect the expensing of stock options, as has been required for disclosure in the company’s 10-K reports since 1996 and in the Company’s 10-Q reports since 2002.  Accordingly certain 2005 numbers which have been adjusted retrospectively to show the effect of stock compensation expense, will not agree with the figures reported in the 2005 second quarter press release dated August 2, 2005.  Diluted weighted shares outstanding for 2005 are also reported consistent with the requirements of FAS 123R.  Accordingly, the 2005 diluted weighted shares outstanding amounts shown in this press release will not agree with the amounts reported in above-referenced 2005 second quarter press release.

Expeditors International of Washington, Inc.
Financial Highlights
Three months and Six months ended
June 30, 2006 and 2005
Unaudited
(in 000’s except share data)

	Three months ended			Six months ended
	June 30			June 30
	2006	2005(2)	% Increase	2006	2005(2)	% Increase
Revenues	1,129,324	927,999	22%	2,153,916	1,753,163	23%
Net revenues	313,570	250,660	25%	609,767	481,343	27%
Operating income	88,803	58,729	51%	174,204	109,177	60%
Net earnings	56,329	36,698	53%	108,681	67,744	60%
Diluted earnings per share	.25	.17	47%	.49	.31	58%
Basic earnings per share	.26	.17	53%	.51	.32	59%
Diluted weighted average shares outstanding	224,374,720	220,901,114		224,051,286	221,160,880
Basic weighted average shares outstanding	213,725,395	213,552,092		213,574,773	213,504,726

Office developments  during the Second Quarter of 2006
North America
Reynosa, Tamaulipas, Mexico *
Calexico, California, USA+

* Full-service office (previously a satellite office)
+ Satellite office

Investors may submit written questions via e-mail to: Investor @ expeditors.com

Or by fax to 206 674 3459

Questions received by the end of business on 2 August, 2006 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on our about 9 August, 2006.

(2)             See note 1 on the first page of this important information regarding comparability of prior year numbers.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$454,694	$463,894
Short-term investments	415	123
Accounts receivable, net	751,929	709,331
Deferred Federal and state income taxes	6,679	7,208
Other current assets	28,191	21,405
Total current assets	1,241,908	1,201,961

Property and equipment, net	444,285	333,787
Goodwill, net	7,774	7,774
Other intangibles, net	8,367	8,997
Other assets	13,216	13,525

	$1,715,550	$1,566,044

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	529,518	479,546
Accrued expenses, primarily salaries and related costs	128,516	103,674
Federal, state and foreign income taxes	28,754	29,281
Total current liabilities	$686,788	$612,501

Deferred Federal and state income taxes	$29,019	$13,278

Minority interest	$30,142	$13,883

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share.
Authorized 640,000,000 shares; issued and outstanding 213,258,504 shares at June 30, 2006 and 213,227,042 shares at December 31, 2005	2,133	2,132
Additional paid-in capital	132,120	180,905
Retained earnings	831,090	745,984
Accumulated other comprehensive income	4,258	(2,639)
Total shareholders’ equity	969,601	926,382

	$1,715,550	$1,566,044

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.

All share and per share amounts have been adjusted for the 2-for-1 stock split effective June 2006.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Airfreight	$545,273	$421,213	$1,036,271	$794,098
Ocean freight and ocean services	380,280	336,934	724,939	634,078
Customs brokerage and other services	203,771	169,852	392,706	324,987

Total revenues	1,129,324	927,999	2,153,916	1,753,163

Operating expenses:
Airfreight consolidation	429,976	330,269	810,557	614,707
Ocean freight consolidation	300,780	277,259	571,659	521,229
Customs brokerage and other services	84,998	69,811	161,933	135,884
Salaries and related costs	172,453	145,624	333,427	278,515
Rent and occupancy costs	13,372	13,457	27,095	27,205
Depreciation and amortization	8,626	7,603	16,679	14,942
Selling and promotion	8,957	7,120	16,914	14,666
Other	21,359	18,127	41,448	36,838
Total operating expenses	1,040,521	869,270	1,979,712	1,643,986

Operating income	88,803	58,729	174,204	109,177

Interest expense	(10)	(219)	(37)	(248)
Interest income	4,390	2,725	8,664	4,872
Other, net	465	874	2,132	2,070

Other income, net	4,845	3,380	10,759	6,694

Earnings before income taxes and minority interest	93,648	62,109	184,963	115,871

Income tax expense	35,503	24,083	72,555	45,745

Net earnings before minority interest	58,145	38,026	112,408	70,126

Minority interest	(1,816)	(1,328)	(3,727)	(2,382)

Net earnings	$56,329	$36,698	$108,681	$67,744

Diluted earnings per share	$0.25	$0.17	$0.49	$0.31

Basic earnings per share	$0.26	$0.17	$0.51	$0.32

Weighted average diluted shares outstanding	224,374,720	220,901,114	224,051,286	221,160,880

Weighted average basic shares outstanding	213,725,395	213,552,092	213,574,773	213,504,726

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.

All share and per share amounts have been adjusted for the 2-for-1 stock split effective June 2006.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating Activities:
Net earnings	$56,329	$36,698	$108,681	$67,744
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	647	(394)	493	(358)
Deferred income tax expense	5,817	3,370	12,589	8,580
Stock compensation expense	9,418	9,576	17,816	16,684
Depreciation and amortization	8,626	7,603	16,679	14,942
Gain on sale of property and equipment	(68)	(26)	(215)	(45)
Minority interest in earnings of consolidated entities	1,815	833	4,011	1,670
Other	789	1,220	1,577	293
Changes in operating assets and liabilities:
Increase in accounts receivable	(49,838)	(45,318)	(28,999)	(1,648)
Increase in other current assets	(11,394)	(4,539)	(6,300)	(1,746)
Increase in accounts payable and other current liabilities	33,437	33,183	67,379	30,225

Net cash provided by operating activities	55,578	42,206	193,711	136,341

Investing Activities:
(Increase) decrease in short-term investments	(275)	631	(283)	(12)
Purchase of property and equipment	(100,334)	(14,175)	(121,833)	(43,192)
Proceeds from sale of property and equipment	87	107	265	249
Other	692	(673)	486	(1,339)

Net cash used in investing activities	(99,830)	(14,110)	(121,365)	(44,294)

Financing Activities:
Proceeds (repayments) of short-term debt, net	—	43	—	(2,130)
Proceeds from issuance of common stock	20,513	8,700	26,020	11,075
Repurchases of common stock	(86,669)	(35,486)	(113,628)	(50,013)
Excess tax benefits from employee stock plans	14,973	4,747	21,008	6,322
Dividends paid	(23,575)	(16,055)	(23,576)	(16,055)

Net cash used in financing activities	(74,758)	(38,051)	(90,176)	(50,801)

Effect of exchange rate changes on cash	6,016	(8,562)	8,630	(11,356)

Increase (decrease) in cash and cash equivalents	(112,994)	(18,517)	(9,200)	29,890

Cash and cash equivalents at beginning of period	567,688	457,390	463,894	408,983

Cash and cash equivalents at end of period	454,694	438,873	454,694	438,873

Interest and taxes paid:
Interest	8	214	32	234
Income tax	30,376	18,444	43,051	28,560

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	United	Other	Far		Australia/	Latin	Middle	Elimi-	Consoli-
	States	N. America	East	Europe	New Zealand	America	East	nations	dated
Three months ended
June 30, 2006

Revenues from unaffiliated customers	$230,158	30,254	629,016	156,268	13,435	16,801	53,392		1,129,324
Transfers between geographic areas	$27,485	1,962	4,171	7,900	1,621	2,111	2,680	(47,930)	—
Total revenues	$257,643	32,216	633,187	164,168	15,056	18,912	56,072	(47,930)	1,129,324

Net revenues	$126,161	15,871	88,945	53,330	8,024	8,287	12,952		313,570
Operating income	$27,659	3,864	40,855	10,051	2,127	1,665	2,582		88,803
Identifiable assets at quarter end	$839,926	57,363	369,930	329,676	22,431	32,241	58,371	5,612	1,715,550
Capital expenditures	$91,578	198	4,467	3,096	109	468	418		100,334
Depreciation and amortization	$4,417	345	1,210	1,729	189	382	354		8,626
Equity	$1,106,283	24,124	276,872	95,304	14,245	13,256	25,951	(586,434)	969,601

Three months ended
June 30, 2005

Revenues from unaffiliated customers	$182,105	23,405	519,774	133,903	11,745	15,561	41,506		927,999
Transfers between geographic areas	$19,232	1,178	3,126	5,583	1,425	1,879	1,926	(34,349)	—
Total revenues	$201,337	24,583	522,900	139,486	13,170	17,440	43,432	(34,349)	927,999

Net revenues	$101,950	12,839	66,894	44,724	7,054	6,885	10,314		250,660
Operating income	$16,617	2,781	28,297	6,652	1,592	1,367	1,423		58,729
Identifiable assets at quarter end	$666,572	47,503	317,473	289,708	23,903	23,256	43,215	5,619	1,417,249
Capital expenditures	$10,465	207	1,074	1,309	469	361	290		14,175
Depreciation and amortization	$3,713	362	1,216	1,499	172	286	355		7,603
Equity	$911,406	19,831	245,979	85,294	15,106	8,606	20,623	(463,612)	843,233

Six months ended
June 30, 2006

Revenues from unaffiliated customers	$449,380	58,635	1,185,711	296,633	25,788	32,910	104,859		2,153,916
Transfers between geographic areas	$52,927	3,692	7,854	15,225	3,030	4,004	5,062	(91,794)	—
Total revenues	$502,307	62,327	1,193,565	311,858	28,818	36,914	109,921	(91,794)	2,153,916

Net revenues	$251,860	30,553	169,694	101,933	15,424	15,474	24,829		609,767
Operating income	$52,227	7,203	82,139	20,624	4,108	2,939	4,964		174,204
Identifiable assets at quarter end	$839,926	57,363	369,930	329,676	22,431	32,241	58,371	5,612	1,715,550
Capital expenditures	$108,764	295	7,221	3,810	346	791	606		121,833
Depreciation and amortization	$8,485	696	2,400	3,265	387	747	699		16,679
Equity	$1,106,283	24,124	276,872	95,304	14,245	13,256	25,951	(586,434)	969,601

Six months ended
June 30, 2005

Revenues from unaffiliated customers	$350,776	43,614	961,787	260,743	23,485	28,665	84,093		1,753,163
Transfers between geographic areas	$35,626	2,347	5,848	10,998	2,647	3,438	3,783	(64,687)	—
Total revenues	$386,402	45,961	967,635	271,741	26,132	32,103	87,876	(64,687)	1,753,163

Net revenues	$196,019	24,195	127,551	86,894	13,769	12,543	20,372		481,343
Operating income	$27,261	4,801	57,144	11,764	3,220	2,232	2,755		109,177
Identifiable assets at quarter end	$666,572	47,503	317,473	289,708	23,903	23,256	43,215	5,619	1,417,249
Capital expenditures	$36,437	512	2,150	2,519	537	552	485		43,192
Depreciation and amortization	$7,222	729	2,386	3,012	326	547	720		14,942
Equity	$911,406	19,831	245,979	85,294	15,106	8,606	20,623	(463,612)	843,233

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.